Exhibit 5.2

Faegre Baker Daniels LLP 3200 Wells Fargo Center 1700 Lincoln Street Denver Colorado 80203-4532 Phone +1 303 607 3500 Fax +1 303 607 3600

November 22, 2013

Memorial Production Partners, LP

1301 McKinney, Suite 2100

Houston, Texas 77010

Gentlemen:

We have acted as special Colorado counsel to Prospect Energy, LLC, a Colorado limited liability company (the “Company”), in connection with the registration, pursuant to a registration statement on Form S-4 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), of (i) the proposed offer by Memorial Production Partners LP, a Delaware limited partnership and Memorial Production Finance Corporation, a Delaware corporation (the “Issuers”), to exchange up to $300,000,000 aggregate principal amount of 7 5/8% Senior Notes due 2021 issued upon original issue on October 10, 2013 (the “Outstanding Notes”) of the Issuers for 7 5/8% Senior Notes due 2021 (the “Registered Notes”) of the Issuers and (ii) the guarantees (each, a “Guarantee”) pursuant to the Indenture referred to below of the Guarantors listed in the Registration Statement (the “Guarantors”). The Outstanding Notes have been, and the Registered Notes will be, issued pursuant to an Indenture dated as of April 17, 2013 (the “Indenture”), among the Issuers, the Guarantors and U. S. Bank National Association, as trustee (the “Trustee”)

We have examined originals or copies of the Indenture (including the First Supplemental Indenture, dated October 7, 2013 (the “Supplemental Indenture”), by and among the Company, the Issuers, the other Guarantors and the Trustee) and such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies. We also have assumed the legal capacity of natural persons, the corporate or other power of all persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of the Indenture and all other documents by the parties thereto other than the Company.

Memorial Production Partners, LP

November 22, 2013

Based upon the foregoing, we are of the opinion that:

(i)	the Company is validly existing and in good standing as a limited liability company under the laws of the State of Colorado;

(ii)	the Company has the entity power to execute and deliver the Supplemental Indenture as a Guarantor and perform its obligations under the Supplemental Indenture (including its Guarantee pursuant thereto);

(iii)	the execution and delivery of the Supplemental Indenture by the Company and the performance by the Company of its obligations under the Supplemental Indenture (including its Guarantee pursuant thereto) have been duly authorized by all necessary entity action; and

(iv)	the Supplemental Indenture has been duly and validly executed and delivered by the Company.

This opinion is limited to the four specific matters set out above relating to the Company and the laws of the state of Colorado. This opinion may be relied upon by Akin Gump Strauss Hauer & Feld LLP in connection with the opinion it is delivering to you as filed as an exhibit to the Registration Statement. We hereby consent to the filing of copies of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters”. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder. The opinions expressed herein are rendered as of the date hereof. We do not undertake to advise you on matters that may come to our attention subsequent to the date hereof and that may affect the opinions expressed herein, including without limitations, future changes in applicable law.

Very truly yours,

FAEGRE BAKER DANIELS LLP

By:	/s/ Charles D. Bybee
Charles D. Bybee